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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the registration statements on Form S-8 (No. 33-59771, No. 33-59773, No. 33-59767, No. 333-69877,
No. 333-97677 and No. 333-103116) and on Form S-3 (No. 33-61115, No. 333-48917,
No. 333-70157, No. 333-74697, No. 333-74695, No. 333-74693, No. 333-36626, No.
333-97337, No. 333-97985, No. 333-109848 and 333-109849), of our report dated
March 28, 2003 (except for Note 18, as to which the date is June 9, 2003), with respect to the financial statements and schedules of Crown American Realty Trust, as amended, contained in the exhibits to this Form 8-K of Pennsylvania Real Estate Investment Trust.

/s/ ERNST & YOUNG LLP

McLean, Virginia
December 1, 2003